UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2016, ScanSource, Inc., through its wholly-owned subsidiary 8650 Commerce Drive, LLC (the “Company”) entered into a Third Amendment to Industrial Lease Agreement (the “Amendment”) with US Industrial REIT III - Container (“USAA”), whereby the Company is amending and renewing its existing lease of approximately 592,956 square feet (the “Existing Space”) in a building located at 8650 Commerce Drive, Suite 100, Southaven, Mississippi 38671, which leased space is used by the Company for distribution, warehousing, storage, and product configuration purposes. The Amendment provides for market rental rates and has an effective date and provides that the Amendment provisions commence on July 1, 2016 (the “Lease Commencement Date”). As part of the renewal, the Company has also expanded the amount leased by approximately an additional 147,888 square feet, scheduled to be delivered to the Company on October 1, 2017, which would bring the total leased space to approximately 740,844 square feet. The Amendment extends the term of the lease for a period of 135 months from the Lease Commencement Date, with two 5 year renewal options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: July 8, 2016	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer